Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ending March 31, 2025

Q1 2025 HIGHLIGHTS
•Revenue up 25% versus Q1 2024
•Net income of $59 million versus net loss of $8 million in Q1 2024
•Adjusted EBITDA up 95% versus Q1 2024
•Repurchased 1 million shares for $52 million YTD
•Raising guidance range for full-year 2025

OMAHA, Neb. — May 8, 2025 — ACI Worldwide (NASDAQ: ACIW), an original innovator in global payments technology, announced financial results today for the quarter ending March 31, 2025.

"We are happy to report Q1 results that were again ahead of our expectations," said Thomas Warsop, president and CEO of ACI Worldwide. “Our newly formed Payment Software segment, which is the combination of our former Bank and Merchant segments, grew revenue 42%. We continue to see strength in our Issuing and Acquiring solutions driven by large financial institutions’ modernization efforts. Our Biller business was also strong with revenue up 11%.”

Warsop continued, “We had a strong start to the year and our financial position continues to improve. This strong start makes us even more confident in our full-year financial expectations. We remain focused on the execution of our strategy, delivering transformative software solutions that power intelligent payment orchestration in real time.”
Q1 2025 FINANCIAL SUMMARY
In Q1 2025, revenue was $395 million, up 25% from Q1 2024. Recurring revenue of $286 million grew 8% and represented 72% of total revenue in the quarter. Net income of $59 million compares to a net loss of $8 million in Q1 2024 and includes a $22 million after tax gain on the sale of our minority interest in India-based Mindgate. Adjusted EBITDA in Q1 2025 was $94 million, up 95% from Q1 2024. Cash flow from operating activities in Q1 2025 was $78 million, versus $123 million in Q1 2024.
•Payment Software segment revenue grew 42% and segment adjusted EBITDA increased 104% versus Q1 2024.
•Biller segment revenue grew 11% and segment adjusted EBITDA increased 1% versus Q1 2024.

ACI ended Q1 2025 with $230 million in cash on hand and a debt balance of $853 million, which represents a net debt leverage ratio of 1.2x adjusted EBITDA. Year to date, the company has repurchased 1 million shares for approximately $52 million in capital. The company has approximately $320 million remaining available on the share repurchase authorization.

RAISING 2025 GUIDANCE
Given our strong start to the year and to account for the impact of changes in foreign currency rates, we are raising our revenue guidance for the full year of 2025. We now expect revenue to be in the range of $1.690 billion to $1.720 billion. We continue to expect adjusted EBITDA to be in the range of $480 million to $495 million. For Q2 2025, we expect revenue to be between $375 million and $385 million and adjusted EBITDA of $55 million to $65 million.
CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results. Interested persons may access a real-time teleconference webcast at http://investor.aciworldwide.com/. To join the live audio call, please dial +1 (800) 715-9871, provide your name, the conference name of ACI Worldwide, Inc. and conference ID 88945; alternatively, to reduce operator assisted delays joining the call, we invite you to register in advance by visiting https://registrations.events/direct/Q4I88945397. This process will provide you with a unique passcode allowing you to join the call without operator assistance.
About ACI Worldwide
ACI Worldwide, an original innovator in global payments technology, delivers transformative software solutions that power intelligent payments orchestration in real time so banks, billers, and merchants can drive growth, while continuously modernizing their payment infrastructures, simply and securely. With nearly 50 years of trusted payments expertise, we combine our global footprint with a local presence to offer enhanced payment experiences to stay ahead of constantly changing payment challenges and opportunities.
© Copyright ACI Worldwide, Inc. 2025.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
305-894-2223 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) we continue to see strength in our Issuing and Acquiring solutions driven by large financial institutions’ modernization efforts, (ii) our financial position continues to improve, (iii) this strong start makes us even more confident in our full-year financial expectations, (iv) we remain focused on the execution of our strategy, delivering transformative software solutions that power intelligent payment orchestration in real time, and (v) Q2 2025 and full-year 2025 revenue and adjusted EBITDA financial guidance.
All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions, cybersecurity incidents or failure of our information technology and communication systems, security breaches, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, loss caused by theft or fraud, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe and the Middle East, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, legal and business risks from artificial intelligence technology incorporated into our products, risks to our business from the use of artificial intelligence by our workforce, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, compliance with requirements of the payment card networks and Nacha, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, changes in card association and debit network fees or products, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, incurring additional debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix below expectations. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$230,057	$216,394
Receivables, net of allowances	386,083	414,399
Settlement assets	543,245	318,871
Prepaid expenses	35,885	29,218
Other current assets	13,430	11,940
Total current assets	1,208,700	990,822
Noncurrent assets
Accrued receivables, net	353,767	360,079
Property and equipment, net	33,712	35,069
Operating lease right-of-use assets	26,460	28,864
Software, net	83,738	92,893
Goodwill	1,226,026	1,226,026
Intangible assets, net	160,716	165,377
Deferred income taxes, net	76,681	72,713
Other noncurrent assets	33,462	53,450
TOTAL ASSETS	$3,203,262	$3,025,293
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$52,521	$45,422
Settlement liabilities	542,092	317,484
Employee compensation	30,780	55,567
Current portion of long-term debt	34,945	34,928
Deferred revenue	72,449	75,419
Other current liabilities	71,727	73,808
Total current liabilities	804,514	602,628
Noncurrent liabilities
Deferred revenue	18,437	19,304
Long-term debt	810,906	889,649
Deferred income taxes, net	40,942	39,920
Operating lease liabilities	20,934	22,592
Other noncurrent liabilities	24,929	26,873
Total liabilities	1,720,662	1,600,966
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	735,751	731,927
Retained earnings	1,656,955	1,598,085
Treasury stock	(797,214)	(784,914)
Accumulated other comprehensive loss	(113,594)	(121,473)
Total stockholders’ equity	1,482,600	1,424,327
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,203,262	$3,025,293

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues
Software as a service and platform as a service	$237,083	$215,732
License	84,493	29,973
Maintenance	48,642	47,754
Services	24,347	22,560
Total revenues	394,565	316,019
Operating expenses
Cost of revenue (1)	213,378	191,107
Research and development	38,908	34,993
Selling and marketing	32,186	26,750
General and administrative	27,592	26,000
Depreciation and amortization	23,985	27,609
Total operating expenses	336,049	306,459
Operating income	58,516	9,560
Other income (expense)
Interest expense	(14,683)	(19,010)
Interest income	4,064	4,009
Other, net	23,740	(2,025)
Total other income (expense)	13,121	(17,026)
Income (loss) before income taxes	71,637	(7,466)
Income tax expense (benefit)	12,767	285
Net income (loss)	$58,870	$(7,751)
Income (loss) per common share
Basic	$0.56	$(0.07)
Diluted	$0.55	$(0.07)
Weighted average common shares outstanding
Basic	105,350	106,799
Diluted	106,827	106,799
(1) The cost of revenue excludes charges for depreciation and amortization.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$58,870	$(7,751)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	3,156	3,631
Amortization	20,829	23,978
Amortization of operating lease right-of-use assets	2,435	2,568
Amortization of deferred debt issuance costs	650	936
Deferred income taxes	(2,463)	1,006
Stock-based compensation expense	11,627	8,099
Gain on sale of equity investment	(25,927)	—
Other	(718)	(1,311)
Changes in operating assets and liabilities:
Receivables	41,640	127,269
Accounts payable	7,479	(448)
Accrued employee compensation	(25,182)	(26,453)
Deferred revenue	(4,648)	13,907
Other current and noncurrent assets and liabilities	(9,527)	(22,190)
Net cash flows from operating activities	78,221	123,241
Cash flows from investing activities:
Purchases of property and equipment	(2,170)	(3,208)
Purchases of software and distribution rights	(6,759)	(14,582)
Proceeds from sale of equity investment	46,021	—
Net cash flows from investing activities	37,092	(17,790)
Cash flows from financing activities:
Proceeds from issuance of common stock	813	693
Proceeds from exercises of stock options	582	475
Repurchase of stock-based compensation awards for tax withholdings	(7,070)	(3,302)
Repurchases of common stock	(14,408)	(62,515)
Proceeds from revolving credit facility	—	164,000
Repayment of revolving credit facility	(70,000)	(152,000)
Proceeds from term portion of credit agreement	—	500,000
Repayment of term portion of credit agreement	(9,375)	(529,073)
Payments for debt issuance costs	—	(5,141)
Payments on or proceeds from other debt, net	(4,217)	(2,694)
Net increase (decrease) in settlement assets and liabilities	88,324	(18,933)
Net cash flows from financing activities	(15,351)	(108,490)
Effect of exchange rate fluctuations on cash	1,791	2,314
Net increase (decrease) in cash and cash equivalents	101,753	(725)
Cash and cash equivalents, including settlement deposits, beginning of period	265,018	238,821
Cash and cash equivalents, including settlement deposits, end of period	$366,771	$238,096
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$230,057	$183,393
Settlement deposits	136,714	54,703
Total cash and cash equivalents	$366,771	$238,096

	Three Months Ended March 31,
Adjusted EBITDA (millions)	2025	2024
Net income (loss)	$58.9	$(7.8)
Plus:
Income tax expense	12.8	0.3
Net interest expense	10.6	15.0
Net other (income) expense	(23.7)	2.0
Depreciation expense	3.2	3.6
Amortization expense	20.8	24.0
Non-cash stock-based compensation expense	11.6	8.1
Adjusted EBITDA before significant transaction-related expenses	$94.1	$45.2
Significant transaction-related expenses:
Cost reduction strategies	$—	$2.6
Other	—	0.3
Adjusted EBITDA	$94.1	$48.1
Revenue, net of interchange:
Revenue	$394.6	$316.0
Interchange	130.8	112.4
Revenue, net of interchange	$263.8	$203.6

Net Adjusted EBITDA Margin	36%	24%

	Three Months Ended March 31,
Segment Information (millions)	2025	2024
Revenue
Payment Software	$200.7	$141.1
Biller	193.9	174.9
Total	$394.6	$316.0
Recurring Revenue
Payment Software	$91.9	$88.6
Biller	193.8	174.9
Total	$285.7	$263.5
Segment Adjusted EBITDA
Payment Software	$106.6	$52.3
Biller	30.9	30.7

Note: Amounts may not recalculate due to rounding.

	Three Months Ended March 31,
	2025		2024
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income (loss)	$0.55	$58.9	$(0.07)	$(7.8)
Adjusted for:
Gain on sale of equity investment	(0.20)	(21.7)	—	—
Significant transaction-related expenses	—	—	0.02	2.2
Amortization of acquisition-related intangibles	0.04	4.1	0.06	6.4
Amortization of acquisition-related software	0.03	3.2	0.03	3.4
Non-cash stock-based compensation	0.09	9.2	0.06	6.2
Total adjustments	$(0.04)	$(5.2)	$0.17	$18.2
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.51	$53.7	$0.10	$10.4

	Three Months Ended March 31,
Recurring Revenue (millions)	2025	2024
SaaS and PaaS fees	$237.1	$215.7
Maintenance fees	48.6	47.8
Recurring Revenue	$285.7	$263.5

New Bookings (millions)	Three Months Ended March 31,		TTM Ended March 31,
	2025	2024	2025	2024
Annual recurring revenue (ARR) bookings	$8.9	$6.4	$68.3	$68.4
License and services bookings	50.0	27.2	312.8	243.4

Note: Amounts may not recalculate due to rounding.